UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 24, 2012
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

33556 Alvarado Niles Road
Union City, California 94587-1010
(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 21, 2012, DayStar Technologies, Inc. (the “Company”) and each of Robert Weiss and Christopher T. Lail, former officers of the Company, entered into a separation agreement and settling all outstanding claims against the Company. Each of Mr. Weiss and Mr. Lail executed a Settlement Agreement and Release (the “Release”), whereby such person and the Company have agreed to provide full settlement and discharge of all claims which are or might be asserted in any forum related to their employment with the Company through June 30, 2012. In exchange for the Release, the Company was not required to make any cash payments but instead agreed to issue a convertible note with an initial principal amount of $700,000 to Mr. Weiss, and a convertible note with an initial principal amount of $300,000 to Mr. Lail. Each of these convertible notes is convertible into shares of common stock of the Company at a conversion price equal to the last closing consolidated bid price of the common stock on the Nasdaq at the time of the execution of the settlement agreement.

     In conjunction with the above mentioned Release, Robert Weiss effectually resigned as an officer of the Company retroactively effective as of March 31, 2012.

     A majority of the Company’s independent directors including the Company’s compensation committee approved in a Board of Directors meeting on August 3, 2012 and as further approved in follow up action with the compensation committee, the authority to hire new Company officers which included an inducement to accepting employment, a restricted stock award grant of Company shares. The new Company officers are:

     Xinneng (“David”) Li was appointed and will hold the title of Executive Vice President of the Company pursuant to an Offer Letter dated August 14, 2012 (the “Agreement”). Mr. Li will be employed at will and will report to the Chief Executive Officer. He will be paid an annual salary of CDN$180,000 and be eligible to participate in the Company’s Executive Bonus Plan and the Company’s benefit programs, as in effect from time to time. Mr. Li’s annual salary will be paid in shares of the Company’s common stock until such time as the Company obtains acceptable financing, subject to stockholder-approved equity plan. As an inducement to accepting employment, Mr. Li was granted a restricted stock award of 142,857 shares of the Company’s common stock, vesting in 12 equal monthly installments from the date of the grant. In addition, the Company will cover reasonable housing and travel costs for work-related travel by Mr. Li. The agreement may be terminated at any time, for any reason, or without reason, by the Company or by Mr. Li, and he will receive reasonable severance upon such termination. The foregoing summary of the arrangement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 10.1. There are no related party transactions between Mr. Li and the Company that would require disclosure under Item 404(a) of Regulations S-K.

     Joseph Hunsberger was appointed and will hold the title of Vice President of Operations of the Company pursuant to an Offer Letter dated August 20, 2012 (the “Agreement”). Mr. Hunsberger will be employed at will and will report to the Chief Executive Officer. He will be paid an annual salary of $180,000 and be eligible to participate in the Company’s Executive Bonus Plan and the Company’s benefit programs, as in effect from time to time. Mr. Hunsberger’s annual salary will be paid in shares of the Company’s common stock until such time as the Company obtains acceptable financing, subject to stockholder-approved equity plan. As an inducement to accepting employment, Mr. Hunsberger was granted a restricted stock award of 142,857 shares of the Company’s common stock, vesting in 12 equal monthly installments from the date of the grant. In addition, the Company will cover reasonable housing and travel costs for work-related travel by Mr. Hunsberger. The agreement may be terminated at any time, for any reason, or without reason, by the Company or by Mr. Hunsberger, and he will receive reasonable severance upon such termination. The foregoing summary of the arrangement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 10.2. There are no related party transactions between Mr. Hunsberger and the Company that would require disclosure under Item 404(a) of Regulations S-K.

     Dan Giesbrecht was appointed and will hold the title of Vice President of Business Development and Marketing of the Company pursuant to an Offer Letter dated August 20, 2012 (the “Agreement”). Mr. Giesbrecht will be employed at will and will report to the Chief Executive Officer. He will be paid an annual salary of CDN$180,000 and be eligible to participate in the Company’s Executive Bonus Plan and the Company’s benefit programs, as in effect from time to time. Mr. Giesbrecht’s annual salary will be paid in shares of the Company’s common stock until such time as the Company obtains acceptable financing, subject to stockholder-approved equity plan. As an inducement to accepting employment, Mr. Giesbrecht was granted a restricted stock award of 142,857 shares of the Company’s common stock, vesting in 12 equal monthly installments from the date of the grant. The agreement may be terminated at any time, for any reason, or without reason, by the Company or by Mr. Giesbrecht, and he will receive reasonable severance upon such termination. The foregoing summary of the arrangement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 10.3. There are no related party transactions between Mr. Giesbrecht and the Company that would require disclosure under Item 404(a) of Regulations S-K.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	[Offer Letter] between the Company and Xinneng Li, dated August 14, 2012.
10.2	[Offer Letter] between the Company and Joseph Hunsberger, dated August 20, 2012.
10.3	[Offer Letter] between the Company and Dan Giesbrecht, dated August 20, 2012.
99.1	Press Release, dated August 24, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: August 24, 2012	By	/s/ Peter A. Lacey
Peter A. Lacey
Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	[Offer Letter] between the Company and Xinneng Li, dated August 14, 2012.
10.2	[Offer Letter] between the Company and Joseph Hunsberger, dated August 20, 2012.
10.3	[Offer Letter] between the Company and Dan Giesbrecht, dated August 20, 2012.
99.1	Press Release, dated August 24, 2012.